UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K /A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 12, 2008

DRIVER PASSPORT INC.
(Name of small business issuer in it charter)

North Dakota	000-52333	20-3955577
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1168 12th Street N.E Grand Forks, ND 58201
(Address of principal executive offices and zip code)

800-743-1824
Issuer's telephone number:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATION: THIS FORM 8K/A CURRENT REPORT SERVES TO AMEND AND REPLACE THE FORM 8K CURRENT REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 2008.

Item 8.01      Other Events

On September 12, 2008, Driver Passport, Inc. (“DP”) and Inca Block International LLC (“INCA”), a California limited liability company, entered into a Letter of Intent for DP to acquire a patent (US 7,305,803 B2) covering the use of the Inca Block Construction System (the “Patent”) .

DP intends to purchase the Patent through the issuance of an option to INCA, or its assignees , to purchase 20,000,000 shares of common stock of DP .  The exercise price for the option shall be an aggregate price of $1.00 for the twenty million shares of common stock of DP.   In addition, DP will be required to pay an annual royalty equal to 2% of all revenue generated from the sale of products relating to the Patent .

Further, Randy Brown, an executive officer, director and majority shareholder of DP, has agreed to return 16,575,000 shares of common stock to DP for cancellation in consideration of the transfer of all of the current existing assets of DP following the closing of the acquisition of the Patent .

The above transactions are subject to the drafting and negotiation of final definitive agreements, performing due diligence as well as board approval of both parties.  There is no guarantee that DP will be able to close the above transaction or that the transaction will be closed on the above stated terms.

Item 9.01           Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Letter of Intent between Inca Block International, LLC and Driver Passport, Inc. (1)

(1)             Filed as an exhibit to the Form 8K Current Report filed with the Securities and Exchange Commission on September 17, 2008.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Driver Passport, Inc

Dated: September 18 , 2008	By:	/s/ Randy Brown
Randy Brown
Chief Executive Officer